Registration No. 333-

As filed with the Securities and Exchange Commission on March 27, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELEFONAKTIEBOLAGET LM ERICSSON

(Exact Name of Registrant as Specified in its Charter)

LM ERICSSON TELEPHONE COMPANY

(Translation of Registrant’s name into English)

Kingdom of Sweden

(Jurisdiction of Incorporation)

Not Applicable

(I.R.S. Employer Identification No.)

SE-164 83 Stockholm, Sweden

Tel. No.: +46 10 719 0000

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Ericsson Inc.

6300 Legacy Drive

Plano, TX 75024

USA Tel. No.: +1 972 583 0000

(Name, Address and Telephone Number of Agent for Service)

Please send copies of all communications to:

Joshua Ford Bonnie

Simpson Thacher & Bartlett LLP

900 G Street N.W.

Washington, D.C. 20001

Tel. No.: +1 202 636 5500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to rule 462(e) under the Securities Act check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Aggregate Offering Price per Unit/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(2)

(1)	An indeterminate aggregate initial offering price or number of the Debt Securities is being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

TELEFONAKTIEBOLAGET LM ERICSSON (PUBL)

DEBT SECURITIES

We may offer and sell debt securities from time to time. Each time we sell any of the debt securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those securities and their offering. You should read this prospectus and any applicable prospectus supplement(s) carefully before you invest in our debt securities.

We may sell these debt securities to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

Investing in these securities involves certain risks. Please refer to the risks described in the “Risk Factors” section beginning on page 9 of this prospectus, as well as in any document incorporated by reference in this prospectus or set forth in any accompanying prospectus supplement for a description of risks you should consider when evaluating an investment in the debt securities described herein.

Neither the U.S. Securities and Exchange Commission (the “SEC” or “Commission”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 27, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on March 27, 2018 with the SEC using the shelf registration process. We may sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide one or more prospectus supplements that will contain specific information about the terms of those securities and the offering. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. You should read both this prospectus and any applicable prospectus supplement(s) and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” prior to purchasing any of the debt securities offered by this prospectus.

Unless otherwise indicated, information and statistics presented herein regarding market trends and our market share relative to our competitors are based on our own research and various publicly available sources.

As used herein, the terms “Company,” “Ericsson,” the “Group,” “we,” “our,” “ours” and “us,” unless the context otherwise requires, refer to Telefonaktiebolaget LM Ericsson (publ) together with its consolidated subsidiaries. The “Parent Company” refers solely to Telefonaktiebolaget LM Ericsson (publ), without its subsidiaries.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contains forward-looking statements (within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”) or Section 21E of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”)), including statements reflecting management’s current views relating to the growth of the market, future market conditions, future events and expected operational and financial performance. The words “believe,” “expect,” “foresee,” “anticipate,” “assume,” “intend,” “likely,” “projects,” “may,” “could,” “plan,” “estimate,” “forecast,” “will,” “should,” “would,” “predict,” “aim,” “ambition,” “seek,” “potential,” “target,” “might,” “continue,” or, in each case, their negative or variations, and similar words or expressions are used to identify forward-looking statements. Any statement that refers to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

Forward-looking statements may be found throughout this prospectus, including the documents incorporated herein by reference, but in particular in the Annual Report on Form 20-F and include statements regarding:

•	our goals, strategies, planning assumptions and operational or financial performance expectations;

•	industry trends, future characteristics and development of the markets in which we operate;

•	our future liquidity, capital resources, capital expenditures, cost savings and profitability;

•	the expected demand for our existing and new products and services as well as plans to launch new products and services including research and development expenditures;

•	the ability to deliver on future plans and to realize potential for future growth;

•	the expected operational or financial performance of strategic cooperation activities and joint ventures;

•	the time until acquired entities and businesses will be integrated and accretive to income; and

•	technology and industry trends including the regulatory and standardization environment in which we operate, competition and our customer structure.

Although we believe that the expectations reflected in these and other forward-looking statements are reasonable, we cannot assure you that these expectations will materialize. Because forward-looking statements are based on assumptions, judgments and estimates, and are subject to risks and uncertainties, actual results could differ materially from those described or implied herein.

Important factors that could affect whether and to what extent any of our forward-looking statements materialize include, but are not limited to:

•	challenging global economic conditions and political unrest and uncertainty as well as geopolitical risks may adversely impact the demand and pricing for our products and services as well as limit our ability to grow;

•	we may not achieve some or all of the expected benefits of our restructuring plan and our restructuring may adversely affect our business;

•	we may not be successful in implementing our strategy or in achieving improvements in our profitability or in estimating addressable markets or market CAGR in the markets in which we operate;

•	the telecommunications industry fluctuates and is affected by many factors, including the economic environment, and decisions made by operators and other customers regarding their deployment of technology and their timing of purchases;

•	sales volumes and gross margin levels are affected by the mix and order time of our products and services;

•	we may not be able to properly respond to market trends in the industries in which we operate, including the convergence of IT and telecom;

•	our business depends upon the continued growth of mobile communications and the success of our existing customer base, the telecom operators. If growth slows or if our customers do not manage to maintain or grow relevance in the digital value chain or if our products and/or services are not successful, our customers’ investment in networks may slow or stop, harming our business and operating results;

•	we face intense competition from our existing competitors as well as new entrants, including IT companies entering the telecommunications market, and this could materially adversely affect our results;

•	vendor consolidation may lead to stronger competitors who are able to benefit from integration, scale and greater resources;

•	a significant portion of our revenue is currently generated from a limited number of key customers, and operator consolidation may increase our dependence on key customers. We are also significantly dependent on the sales of certain of our products and services;

•	certain long-term agreements with customers include commitments to future price reductions, requiring us to constantly manage and control our cost base;

•	the development of our managed services business is difficult to predict, and requires taking significant contractual risks;

•	our debt increases our vulnerability to general adverse economic and industry conditions, limits our ability to borrow additional funds, and may limit our flexibility in planning for, or reacting to, changes in our business and industry;

•	we depend upon the development of new products and enhancements to our existing products, and the success of our substantial research and development investments is uncertain;

•	we engage in acquisitions and divestments which may be disruptive and require us to incur significant expenses;

•	we are in, and may enter into new JV arrangements and have, and may have new, partnerships, which may not be successful and expose us to future costs;

•	we rely on a limited number of suppliers of components, production capacity and R&D and IT services, which exposes us to supply disruptions and cost increases;

•	product or service quality issues could lead to reduced revenue and gross margins and declining sales to existing and new customers;

•	due to having a significant portion of our costs in SEK and revenues in other currencies, our business is exposed to foreign exchange fluctuations that could negatively impact our revenues and operating results;

•	our ability to benefit from intellectual property rights (IPR) which are critical to our business, may be limited by changes in regulation relating to patents, inability to prevent infringement, the loss of licenses from third-parties, infringement claims brought against us by competitors and others and changes in the area of open standards, especially in light of recent attention on licensing of open standard patents;

•	we are involved in lawsuits and investigations which, if determined against us, could require us to pay substantial damages, fines and/or penalties;

•	our operations are complex and several critical operations are centralized in a single location. Any disruption of our operations, whether due to natural or man-made events, may be highly damaging to the operation of our business;

•	cyber security incidents may have a material adverse effect on our business, financial condition, reputation and brand;

•	threat actors may target specific employees, or other members of our workforce, through technological and non-technological means;

•	we may be found non-compliant to privacy regulations and may be subject to regulatory penalties;

•	we must continue to attract and retain highly qualified employees to remain competitive;

•	if our customers’ financial conditions decline, we will be exposed to increased credit and commercial risks;

•	we rely on various capital sources for short-term and long-term capital for the funding of our business. Should such capital become unavailable or available in insufficient amounts or unreasonable terms, our business, financial condition and cash flow may materially suffer;

•	impairment of goodwill or other intangible assets may negatively impact our financial condition and results of operations;

•	we may fail or be unable to comply with laws or regulations and could experience penalties and adverse rulings in enforcement or other proceedings. Compliance with changed laws or regulations may subject us to increased costs or reduced products and services demand. Compliance failure as well as required operational changes could have a material adverse impact on our business, financial condition and brand;

•	our substantial international operations are subject to uncertainties which could affect our operating results;

•	we may fail to comply with our corporate governance standards, which could negatively affect our business, operating results, financial condition, reputation and our brand;

•	failure to comply with environmental, health and safety regulations in many jurisdictions may expose us to significant penalties and other sanctions;

•	potential health risks related to radiofrequency electromagnetic fields may subject us to various product liability claims and result in regulatory changes;

•	regulations related to “conflict minerals” may cause us to incur additional expenses, and may make our supply chain more complex;

•	our share price has been and may continue to be volatile, especially as technology companies, securities and markets as a whole remain volatile; and

•	currency fluctuations may adversely affect share value or value of dividends.

Furthermore, a review of certain other reasons why actual results and developments may differ materially from the expectations disclosed or implied within forward-looking statements can be found in “Risk Factors” in the Annual Report on Form 20-F. We also suggest that you review “Board of Directors’ Report” in the Annual Report on Form 20-F. All subsequent written or oral forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by the factors referred to above. We urge you to carefully review and consider the various disclosures we make in this prospectus, including the documents incorporated by reference, concerning the factors that may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or stock exchange regulation.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the debt securities offered by this prospectus. This prospectus, and any document incorporated by reference into this prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the debt securities, we refer you to the registration statement and to its exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and in each instance we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, which each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

We are subject to the informational reporting requirements of the Exchange Act applicable to foreign private issuers and file annual reports and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

In addition, our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. For further information, please call the SEC at 1-800-SEC-0330 or log on to http://www.sec.gov.

Our shares are listed on Nasdaq Stockholm and NASDAQ New York, the latter in the form of American Depository Shares. You can consult reports and other information about us that are filed pursuant to the rules of Nasdaq Stockholm and NASDAQ New York at these exchanges.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC in other documents, which means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring to those documents; and

•	information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this prospectus.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate herein by reference:

•	our Annual Report on Form 20-F for the year ended December 31, 2017 (the “2017 Form 20-F”) (File No. 000-12033), filed with the SEC on March 27, 2018; and

•	any document in the future filed with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus and until this offering is completed. Any report on Form 6-K that we furnish to the SEC on or after the date of this prospectus (or portions thereof) is incorporated by reference in this prospectus only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus and that it is not subsequently superseded.

You may also request a copy of documents incorporated by reference at no cost, by contacting us orally or in writing at the following address and telephone number: Investor Relations, SE-164 83 Stockholm, Sweden, Tel: +46 10 719 0000.

The Annual Report on Form 20-F and any other information incorporated by reference is considered to be a part of this prospectus. The information in this prospectus, to the extent applicable, automatically updates and supersedes the information in the Annual Report on Form 20-F.

You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a public limited liability company organized under the laws of the Kingdom of Sweden. Most of our directors and executive officers named herein are residents of countries other than the United States, and a substantial portion of our assets are located outside of the United States. Accordingly, investors may find it difficult:

•	to effect service of process upon or obtain jurisdiction over our company or our officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•	to enforce, either inside or outside the United States, judgments obtained in U.S. or non-U.S. courts in actions predicated upon the civil liability provisions of the U.S. federal securities laws against us or our officers and directors;

•	to bring an original action in a Swedish court to enforce liabilities based upon the U.S. federal securities laws against us or our officers or directors; and

•	to enforce against us or our directors in non-U.S. courts, including Swedish courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described under “Incorporation by Reference.” This summary does not contain all the information that you should consider before investing in the securities which may be offered under this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus, and the final term sheet or pricing supplement, if any, and prospectus supplement relating to the particular securities being offered.

Ericsson

Telefonaktiebolaget LM Ericsson (publ) is a public limited liability company organized under the laws of the Kingdom of Sweden. Ericsson was founded in 1876 and its Class A and Class B Shares are listed on Nasdaq Stockholm. Ericsson’s Class B shares are listed on NASDAQ New York in the form of American Depositary Shares.

Ericsson’s principal executive office is located at Torshamnsgatan 21, Kista, SE-164 83 Stockholm, Sweden and its telephone number is +46 10 719 0000. You can find a more detailed description of Ericsson’s business and recent transactions in Ericsson’s Annual Report on Form 20-F and any other reports on Form 6-K which are incorporated by reference in this prospectus.

Debt Securities

For any particular debt securities we may offer, the applicable final term sheet or pricing supplement, if any, and the applicable prospectus supplement will describe the title of the debt securities, the aggregate principal or face amount and the purchase price, the stated maturity, the amount or manner of calculating the amount payable at maturity, the rate or manner of calculating the rate and the payment dates for interest, if any; the redemption or repurchase terms, and any other specific terms. The debt securities will be issued pursuant to an indenture entered into between us and Deutsche Bank Trust Company Americas, which acts as trustee.

When we use the term “securities” or “debt securities” in this prospectus, we mean any of the debt securities we may offer with this prospectus. This prospectus, including this summary, describes the general terms that may apply to the securities. The specific terms of any particular debt securities that we may offer will be described in a prospectus supplement.

Form of Securities

The securities of a series may be offered in the form of one or more global certificates in registered form that will be deposited with a depositary, such as The Depository Trust Company (“DTC”), Euroclear Bank S.A./ N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”), as specified in the applicable prospectus supplement.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

Plan of Distribution

We may sell the offered securities in any of the following ways:

•	to or through underwriters or dealers;

•	by ourselves directly to purchasers;

•	through agents; or

•	through a combination of any of these methods of sale or by any other legally available means.

The prospectus supplement applicable to a particular series of securities will explain the ways in which we will sell specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts we are granting any underwriters, dealers or agents.

RISK FACTORS

In addition to the other information in this prospectus and any applicable prospectus supplement or free writing prospectus, we urge you to carefully review the risks described in the documents incorporated by reference into this prospectus and any applicable prospectus supplement before you decide to buy our debt securities. In particular, you should review and consider the risk factors described in any applicable prospectus supplement, as well as the risk factors included in our Annual Report on Form 20-F, incorporated by reference herein. If any of these risks, or risks not known to us, actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the debt securities offered by this prospectus could decline, in which case you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from the sale of the debt securities for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for each of the five most recent fiscal years:

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges	—	2.6x	8.8x	8.1x	8.7x

Earnings for the year ended December 31, 2017 were inadequate to cover fixed charges by SEK 36,852 million.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and Deutsche Bank Trust Company Americas, as trustee. We have summarized select portions of the indenture below. However, because it is a summary, it does not describe every aspect of the indenture or the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including some of the terms used in the indenture. The indenture is subject to the Trust Indenture Act of 1939. The indenture has been filed as an exhibit to this prospectus and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Ericsson,” “we,” “our” or “us” refer to Telefonaktiebolaget LM Ericsson (publ) excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) Unless otherwise specified in a prospectus supplement, we may issue debt securities of the same series as an outstanding series of debt securities without the consent of holders of securities in the outstanding series. Any additional debt securities so issued will have the same terms as the existing debt securities of the same series in all respects (except for the issuance date, the date upon which interest begins accruing and, in some cases, the first interest payment on the new debt securities and the issuance price), so that such additional debt securities will be consolidated and form a single series with the existing debt securities of the same series. (Section 2.2) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment, if by wire transfer, mail or other means), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered and the method of such notice or demand;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	whether the debt securities will be issued for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof, and the amount of such discount; and

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, material tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, Clearstream Banking, “société anonyme,” in Luxembourg, Euroclear Bank S.A./ N.V., as operator of the Euroclear System in Belgium, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “—Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 4.7) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with a transfer or exchange. (Section 2.7) You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “—Global Securities.”

Covenants

Restrictions on Liens

Some of our property may be subject to a mortgage or other legal mechanism that gives certain of our lenders preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens.

We promise that while the debt securities are outstanding we will not become obligated on any present or future capital markets indebtedness, which is described further below, that is secured by a lien on the whole or any part of our present or future assets, unless an equivalent or higher-ranking lien on the same property is granted to you and the other direct holders of the debt securities. (Section 4.9)

As used here, capital markets indebtedness means any obligation for the payment of borrowed money which is in the form of, or represented or evidenced by, a certificate of indebtedness or in the form of, or represented or evidenced by, bonds, notes or other debt securities, which are capable of being listed or traded on a stock exchange or other recognized securities market. It does not include, along with certain other types of indebtedness and obligations, any off-balance sheet assets and obligations.

We will set forth in the applicable prospectus supplement any additional restrictive covenants applicable to any issue of debt securities. (Article IV)

Additional Amounts

All payments that we make under or with respect to the debt securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, “Taxes”) imposed or levied on such payments by or on behalf of the Kingdom of Sweden, any jurisdiction of which we or any successor to us (a “successor person”) are resident for tax purposes, or any political subdivision or governmental authority thereof having the power to tax (each, a “Relevant Taxing Jurisdiction”), unless we or such successor person, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration of law. If we or a successor person, or an agent of ours or of a successor person (including a paying agent), is required to withhold or deduct any amount for or on account of Taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction from any payment made under or with respect to the debt securities, we or such successor person, as the case may be, will pay additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by each holder of the debt securities after such withholding or deduction (including any withholding or deduction in respect of any Additional Amounts) will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted.

Notwithstanding the foregoing, neither we nor any successor person, as the case might be, will, however, pay Additional Amounts in respect or on account of:

(a)	any Taxes, to the extent such Taxes are imposed or levied by or on behalf of a Relevant Taxing Jurisdiction by reason of the holder’s or beneficial owner’s present or former connection with such Relevant Taxing Jurisdiction, including, without limitation, the holder or beneficial owner being, or having been, a citizen, national, or resident, being, or having been, engaged in a trade or business, being, or having been, physically present in or having or having had a permanent establishment in a Relevant Taxing Jurisdiction (but not including, in each case, any connection arising from the mere receipt, ownership, holding or disposition of debt securities, or by reason of the receipt of any payments in respect of any debt security, or the exercise or enforcement of rights under any debt securities);

(b)	any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of the holder or beneficial owner of debt securities, following our or any successor person’s written request addressed to the holder or beneficial owner, to comply within a reasonable time with any certification, identification, information or other reporting requirements (to the extent such holder or beneficial owner is legally eligible to do so), whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);

(c)	any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(d)	any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the debt securities or any guarantee;

(e)	any Tax imposed on or with respect to any payment by us to the holder if such holder is a fiduciary, or partnership, limited liability company or person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had such holder been the sole beneficial owner of such debt security;

(f)	any Tax that is imposed on or with respect to a payment made to a holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant debt securities to another paying agent that we maintain in a member state of the European Union;

(g)	any Taxes, to the extent such Taxes were imposed as a result of the presentation of a debt security for payment (where presentation is required in order to receive payment) more than 30 days after the relevant payment is first made available to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the debt security been presented on the last day of such 30-day period);

(h)	any withholding or deduction in respect of any Taxes where such withholding or deduction is imposed or levied on a payment and is required to be made pursuant to European Council Directive 2003/48/EC or any Directive implementing the conclusions of the ECOFIN Council meetings of November 26 and 27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such Directive; or

(i)	any combination of items (a) through (h) above.

Whenever the indenture or this “Description of Debt Securities” refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any debt security (including payments thereof made pursuant to any guarantee), such reference includes the payment of Additional Amounts, if applicable.

The prospectus supplement relating to the debt securities may describe additional circumstances in which we would not be required to pay Additional Amounts. For additional information, see Section 4.6 of the indenture.

Redemption upon Changes in Withholding Taxes

In addition to any option to redeem the debt securities set forth in the indenture or a prospectus supplement, if, as a result of:

(a)	any amendment to, or change in, the laws (or regulations or rulings promulgated thereunder) or relevant treaties of any Relevant Taxing Jurisdiction which becomes effective after the date of the indenture; or

(b)	any change which becomes effective after the date of the indenture in the official application or official interpretation or administration of such laws, regulations or rulings or relevant treaties (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published practice) of any Relevant Taxing Jurisdiction (each of the foregoing clauses (a) and (b), a “Change in Tax Law”), we would be obligated to pay, on the next date for any payment, Additional Amounts as described above under “—Additional Amounts” which we cannot avoid by the use of reasonable measures available to us, then we may redeem all, but not less than all, of the debt securities, at any time thereafter, upon not less than 30 nor more than 60 days’ notice (which notice shall be irrevocable), at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. Prior to the giving of any notice of the redemption described in this paragraph, we will deliver to the trustee:

(a)	an Officer’s Certificate stating that the obligation to pay such Additional Amounts cannot be avoided by us taking reasonable measures available to us; and

(b)	a written opinion of independent legal counsel of recognized standing addressed to us, qualified under the laws of the Relevant Taxing Jurisdiction and reasonably satisfactory to the trustee to the effect that we have or will become obligated to pay such Additional Amounts as a result of a Change in Tax Law.

The trustee will accept such Officer’s Certificate and opinion, delivered in compliance with clauses (a) and (b) above, as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the holders of the debt securities.

The foregoing provisions will apply mutatis mutandis to any successor to us after such successor person becomes a party to the indenture.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than Ericsson) is a corporation organized and validly existing under the laws of any member state of the European Union or U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing; and

•	we deliver to the trustee prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and a written opinion of legal counsel who is acceptable to the trustee, stating that the proposed transaction and any supplemental indenture comply with the indenture.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us, and neither an officer’s certificate nor an opinion of counsel shall be required to be delivered in connection therewith. (Section 5.1)

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of our assets in accordance with this “Consolidation, Merger and Sale of Assets” covenant, the successor person formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that we, as predecessor company in the case of a sale, conveyance or other disposition (other than a lease) shall be released from all obligations and covenants under the indenture and the debt securities. (Section 5.2)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•	failure to deposit any sinking fund payment on its due date, if we agreed to maintain a sinking fund for your debt securities and the other debt securities of the same series;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Ericsson and the trustee receives written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	any other indebtedness for borrowed money of ours shall become prematurely repayable following a default, provided that the aggregate principal amount of all such indebtedness for borrowed money which has become prematurely repayable is at least U.S.$100,000,000 or its equivalent in any other currency or currencies;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Ericsson; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series, whereupon the entire principal amount, together with all interest, if any, accrued and unpaid thereon and Additional Amounts, if any, payable in respect thereof, of all the debt securities of that series shall become due and payable immediately. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount, together with all interest, if any, accrued and unpaid thereon and Additional Amounts, if any, payable in respect thereof, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if, among certain other conditions, all Events of Default with respect to debt securities of that series, other than the non-payment of principal and interest, if any, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity or security satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

If an Event of Default occurs, the trustee may pursue any available remedy to protect and enforce any provision of the debt securities or the indenture, and its rights and the rights of holders of the debt securities. The trustee may maintain a proceeding even if it does not possess any of the debt securities or does not produce any of them in the proceeding. A delay or omission by the trustee or any holder of a debt security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series;

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceeding as trustee;

•	such holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with the request;

•	the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request; and

•	the trustee has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

Modification Without Consent of Holders

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency that does not adversely affect the rights of any holder of debt securities;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939. (Section 9.1)

Modification With Consent of Holders

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment to, supplement to, waiver of or modification of the debt securities or the indenture;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	modify any obligation to pay the Additional Amounts;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in a currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture or the debt securities of such series. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or certain other aspects of the indenture or the debt securities as described under “—Modification With Consent of Holders”; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series

(subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “—Consolidation, Merger and Sale of Assets”, “—Restriction on Liens” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	irrevocably depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4).

Ranking

Unless otherwise specified in the applicable prospectus supplement, the debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other unsecured debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. (Section 2.2)

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York. (Section 10.10)

LEGAL OWNERSHIP

Street Name and Other Indirect Holders

We generally will not recognize investors who hold securities in accounts at banks or brokers as legal Holders of securities. When we refer to the “Holders” of securities, we mean only the actual legal and (if applicable) record Holder of those securities. Holding securities in accounts at banks or brokers is called holding in “street name”. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest, dividends and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting rights if it were ever required;

•	whether and how you can instruct it to send you securities and, if the securities are in registered form, have them registered in your own name, so you can be a direct Holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for Holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to persons who are registered as Holders of the securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered Holder, we have no further responsibility for the payment even if that Holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security?

A global security is a special type of indirectly held security. If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We require that the global security will be registered in the name of a financial institution we select.

In this case, we require that the securities included in the global security not be transferred to the name of any other direct Holder unless the special circumstances described below occur. The financial institution that acts as the sole direct Holder of the global security is called the “depositary”. Any person wishing to own a security (other than the Depositary) must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. A prospectus supplement relating to the offering of a series of securities will indicate whether the series will be issued only in the form of global securities.

Special Investor Considerations for Global Securities

As an indirect Holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a Holder of securities and instead deal only with the depositary in whose name the global security is registered.

If you are an investor in securities that are issued only in the form of global securities, you should be aware that:

•	you cannot have securities registered in your own name;

•	you cannot receive physical certificates for your interest in the securities;

•	you will be a street name Holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained above under “Street Name and Other Indirect Holders”;

•	you may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates; and

•	the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security.

We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

Special Situations in Which a Global Security is Exchangeable for Physical Certificates

In a few special situations described below, a global security is exchangeable for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct Holders. The rights of street name investors and direct Holders in the securities have been previously described in the subsections above “Street Name and Other Indirect Holders” and “Direct Holders”.

The special situations in which a global security is exchangeable for physical certificates are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and we do not appoint a successor depositary; and

•	when an Event of Default on the securities has occurred and has not been cured. Defaults on debt securities are discussed under “Description of Debt Securities—Events of Default.”

The prospectus supplement(s) may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor the trustee is responsible for deciding the names of the institutions that will be the initial direct Holders. For more information, see “Description of Debt Securities”.

CLEARANCE AND SETTLEMENT

General

Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”) in the United States, Clearstream Banking, “société anonyme,” in Luxembourg (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System in Belgium (“Euroclear”). These systems have established electronic securities and payment, transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the debt securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for registered securities in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time.

As used in this section, any reference to securities also refers to book-entry securities issued in respect of securities in dematerialized form. All debt securities will be issued in registered form for United States federal income tax purposes.

The Clearing Systems

DTC

We understand that DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC.

DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

The DTC Rules applicable to its participants are on file with the SEC.

Clearstream

Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

In addition to the clearance and settlement of internationally traded securities, Clearstream provides its participants, among other things, safekeeping, administration, clearance and securities lending and borrowing services. It interfaces with the domestic markets in several countries.

Clearstream’s participants include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and certain professional financial intermediaries. Its U.S. participants are limited to securities brokers and dealers and banks.

Indirect access to the Clearstream system is also available to others that clear through Clearstream participants or that have custodial relationships with its participants, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

Euroclear provides other services to its participants, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

Euroclear participants include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and certain other professional financial intermediaries.

Indirect access to the Euroclear system is also available to others that clear through Euroclear participants or that have relationships with Euroclear participants.

All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment basis (or, if indicated, in limited circumstances, on a free delivery basis), except as otherwise specified in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.

For payments in U.S. dollars, securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream

We understand that investors that hold their securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading between DTC Participants

We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream Participants

We understand that secondary market trading between Euroclear and/or Clearstream participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Transfers Between DTC and Clearstream or Euroclear

Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty participants in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and for bonds denominated in U.S. dollars, making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the respective U.S. depositaries.

Due to time-zone differences, credits of securities received by Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be generally available to the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

TAXATION

United States Federal Income Tax Consequences

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of certain types of debt securities by a U.S. holder (defined below), but does not purport to be a complete analysis of all potential tax effects. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, and judicial and administrative interpretations thereof, each as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. No rulings from the Internal Revenue Service (“IRS”) have been or are expected to be sought with respect to the matters discussed below. There can be no assurance the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the debt securities or that any such position would not be sustained.

This discussion deals only with debt securities that provide for interest payable in cash at least annually at a fixed rate or a single floating rate (meeting certain conditions) throughout the term of the debt securities and are denominated in U.S. dollars. This discussion further assumes that any debt securities will not be issued with original issue discount for U.S. federal income tax purposes. Additional considerations applicable to debt securities issued with original issue discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement(s). Additionally, the summary deals only with debt securities that are issued in registered form for U.S. federal income tax purposes and have a term of more than one year but not more than 30 years. The U.S. federal income tax consequences of owning debt securities may be different from what is discussed below. To the extent the U.S. federal income tax consequences of owning any particular debt securities we offer are different from the consequences described below, we will discuss such consequences in an applicable prospectus supplement. In the event of any inconsistency between the discussion set forth herein and any such additional information set forth in a prospectus supplement, the prospectus supplement will govern.

This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as financial institutions, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities that have elected the mark-to-market method of accounting for their securities, U.S. holders whose functional currency is not the U.S. dollar, tax-exempt organizations, regulated investment companies, real estate investment trusts, partnerships or other pass through entities for U.S. federal income tax purposes (or investors in such entities), persons liable for alternative minimum tax, persons required to accelerate the recognition of any item of gross income with respect to the debt securities as a result of such income being recognized on an applicable financial statement and persons holding the debt securities as part of a “straddle,” “hedge,” “conversion transaction,” “constructive sale transaction” or other integrated transaction. This discussion also does not address the 3.8% Medicare tax. In addition, this discussion is limited to persons who purchase the debt securities for cash at original issue and at their issue price (generally, the first price at which a substantial amount of the debt securities is sold to the public for cash) and who hold the debt securities as capital assets within the meaning of Section 1221 of the Code.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of a debt security that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation or any entity taxable as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust (A) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) if a valid election is in place under applicable Treasury regulations to treat the trust as a U.S. person.

If any entity treated as a partnership for U.S. federal income tax purposes holds the debt securities, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership, and partners in such partnerships, should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of the debt securities.

Prospective purchasers of the debt securities should consult their tax advisors concerning the tax consequences of holding the debt securities in light of their particular circumstances, including the application of the U.S. federal income tax considerations discussed below, as well as the application of U.S. federal estate and gift tax laws and state, local, non-U.S. or other tax laws. This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable prospectus supplement. Accordingly, you should consult the applicable prospectus supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific debt securities offered thereunder.

Payments of Interest

Payments of stated interest on the debt securities (including any foreign tax withheld on such payments and any additional amounts paid with respect thereto) generally will be taxable to a U.S. holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Interest income (including any additional amounts) on a debt security generally will constitute foreign source income and, for purposes of the U.S. foreign credit, generally will be considered “passive category income”. Any foreign withholding tax imposed on a U.S. holder at the rate applicable to such holder may be eligible for foreign tax credits (or deduction in lieu of such credits) for U.S. federal income tax purposes, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all foreign taxes of a U.S. holder for a particular tax year). U.S. holders will generally be denied a foreign tax credit for foreign taxes imposed with respect to a debt security where the U.S. holder does not meet a minimum holding period requirement during which the U.S. holder is not protected from risk of loss. The rules governing the foreign tax credit are complex. U.S. holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale, Exchange, Redemption, Retirement or other Taxable Disposition of Debt Securities

Generally, upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on the disposition (less any amount attributable to accrued but unpaid interest, which will be taxable as such, unless it has been previously included in income) and such U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security will generally equal the cost of such debt security to such U.S. holder.

Gain or loss recognized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security generally will be U.S. source gain or loss and generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption, retirement or other taxable disposition the debt security has been held by such U.S. holder for more than one year. Long-term capital gain realized by a non-corporate U.S. holder (including an individual) will generally be subject to taxation at a reduced rate. The deductibility of capital losses is subject to limitations.

Effect of a Merger, Consolidation, or Sale of Assets

It is possible that a consolidation, merger or other transaction authorized herein may cause a U.S. holder to be treated for U.S. federal income tax purposes as though such U.S. holder exchanged the debt securities for new securities. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possibly other adverse tax consequences.

Information Reporting and Backup Withholding

In general, payments of interest and the proceeds from sales or other dispositions (including retirements or redemptions) of debt securities held by a U.S. holder may be required to be reported to the IRS unless the U.S. holder is a corporation or other exempt recipient and, when required, demonstrates this fact. In addition, a U.S. holder that is not an exempt recipient may be subject to backup withholding unless it provides a taxpayer identification number and otherwise complies with applicable certification requirements.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the appropriate information is timely furnished to the IRS.

Certain Information Reporting Requirements

Certain U.S. holders who are individuals owning “specified foreign financial assets” with an aggregate value in excess of $50,000 are required to report information relating to such assets, subject to certain exceptions (including an exception for debt securities held in accounts maintained by certain financial institutions). Under certain circumstances, an entity may be treated as an individual for purposes of the foregoing rules. Our debt securities may be subject to these rules. In such case, U.S. holders who fail to report the required information may be subject to substantial penalties and the statute of limitations for assessment of tax may be suspended. U.S. holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the debt securities.

Swedish Taxation

The following summary outlines certain Swedish tax consequences of the acquisition, ownership and disposal of the debt securities. The summary is based on the laws of the Kingdom of Sweden as currently in effect and is intended to provide general information only. The summary is not exhaustive and does thus not address all potential aspects of Swedish taxation that may be relevant for a potential investor in the debt securities and is neither intended to be nor should be construed as legal or tax advice. In particular, the summary does not address the rules regarding reporting obligations for, among others, payers of interest. Specific tax consequences may be applicable to certain categories of corporations, e.g. investment companies and life insurance companies, not described below. Moreover, the summary does not address the tax treatment of debt securities that are held in an “investment savings account” (Sw: investeringssparkonto) that are subject to a specific tax regime. Investors should consult their professional tax advisors regarding the Swedish and foreign tax consequences (including the applicability and effect of tax treaties) of acquiring, owning and disposing of debt securities in their particular circumstances.

Non-resident holders of Debt Securities

As used herein, a non-resident holder means a holder of debt securities who is (a) an individual who is not a resident of the Kingdom of Sweden for tax purposes and who has no connection to the Kingdom of Sweden other than his/her investment in the debt securities, or (b) an entity not organized under the laws of the Kingdom of Sweden.

Capital gains realized by a non-resident holder and payments of any principal amount or any amount that is considered to be interest for Swedish tax purposes to a non-resident holder of any debt securities should not be subject to Swedish income tax provided that such holder does not carry out business activities from a permanent establishment in the Kingdom of Sweden to which the debt securities are effectively connected. Under Swedish tax law, no withholding tax is imposed on capital gains realized by a non-resident holder and payments of principal or interest to a non-resident holder of any debt securities.

Private individuals who are not resident in the Kingdom of Sweden for tax purposes may be liable to capital gains taxation in the Kingdom of Sweden upon disposal or redemption of certain financial instruments, depending on the classification of the particular financial instrument for Swedish income tax purposes, if they have been resident in the Kingdom of Sweden or have lived permanently in the Kingdom of Sweden at any time during the calendar year of disposal or redemption or the ten calendar years preceding the year of disposal or redemption.

Resident holders of Debt Securities

As used herein, a resident holder means a holder of debt securities who is (a) an individual who is a resident in the Kingdom of Sweden for tax purposes or (b) an entity organised under the laws of the Kingdom of Sweden.

Generally, for Swedish corporations and private individuals (and estates of deceased individuals) that are resident holders of any debt securities, all capital income (e.g. income that is considered to be interest for Swedish tax purposes and capital gains on debt securities) will be taxable.

If the debt securities are registered with Euroclear Sweden AB or held by a Swedish nominee in accordance with the Swedish Financial Instruments Accounts Act (SFS 1998:1479), Swedish preliminary taxes are withheld by Euroclear Sweden AB or by the nominee on payments of amounts that are considered to be interest for Swedish tax purposes to a private individual (or an estate of a deceased individual) that is a resident holder of any debt securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in any one or more of the following ways:

•	to or through underwriters or dealers;

•	through agents;

•	by ourselves directly to purchasers; or

•	through a combination of any of these methods of sale or by any other legally available means.

The prospectus supplement relating to a particular offering of securities will set for the terms of such offering, including:

•	the terms of the debt securities being offered;

•	the names of any underwriter, dealers or agents and the respective amounts of debt securities, if any, underwritten or purchased by them;

•	their compensation, in the form of agent’s commission, dealer’s purchase price or underwriter’s discount;

•	the estimated net proceeds to us;

•	the purchase price of the debt securities being offered;

•	the initial public offering price of the debt securities;

•	any exchange on which the debt securities being offered will be listed, if applicable; and

•	the place and time of delivery for securities being offered.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters

If underwriters are used in an offering of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the underwriters will not be obligated to purchase securities unless specified conditions are satisfied, and if the underwriters do purchase any securities, they will be obligated to purchase all securities contemplated in an offering.

Dealers

If dealers are utilized in the sale of debt securities, we will sell such debt securities to the dealers as principals. The dealers may then resell such debt securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Agents and Direct Sales

We may sell securities directly or through agents that we designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

If we so indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase debt securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the debt securities that they may sell. Such institutional investors may include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular debt securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Indemnification

Agreements that we have entered into or may enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market Making

Each series of debt securities offered will be a new issue of securities and will have no established trading market. The debt securities offered may or may not be listed on a national securities exchange. We cannot be sure as to the liquidity of or the existence of trading markets for any debt securities offered.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may over-allot in connection with the offering, and may bid for, and purchase, the securities in the open market.

In the event that we do not list securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

Expenses

The expenses of any offering of debt securities will be detailed in the relevant prospectus supplement.

VALIDITY OF SECURITIES

The validity of the securities offered hereby will be passed upon by Simpson Thacher & Bartlett LLP, Washington, D.C. Certain matters of Swedish law will be passed upon by Mannheimer Swartling Advokatbyrå AB.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2017 have been so incorporated in reliance on the report of Pricewaterhouse Coopers AB, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

PART II OF FORM F-3

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under Swedish law, a company may indemnify its directors and officers against personal liability that they may incur whilst performing their duties, which is most commonly made through purchase of Directors’ and Officers’ Liability Insurance. Although there is no statutory obligation to provide such indemnification or insurance coverage, it is rather common for at least mid-sized and larger companies to provide Directors’ and Officers’ Liability Insurance which gives the directors and officers insurance coverage for any personal liability. The insurance covers (e.g.) attorney’s fees and other legal costs as well as any damages that the directors or officers may be found liable to pay. However, the insurance does not, as a main rule, provide protection against, inter alia, actions undertaken with gross negligent or willful misconduct or civil or criminal fines or imprisonments.

Ericsson’s articles of association do not contain provisions regarding the indemnification of directors and officers. However, it is nonetheless possible for the company to provide Directors’ and Officers’ Liability Insurance, which provides protection against losses and expenses incurred by the director or officer in the execution of the duties under an employment agreement or law, with the exceptions mentioned above.

We currently maintain Directors’ and Officers’ Liability Insurance for our directors and officers as well as officers and directors of our subsidiaries.

Item 9. Exhibits

The Exhibit Index appearing before the signature pages below is incorporated herein by reference.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a prospective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act of 1939.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

TELEFONAKTIEBOLAGET LM ERICSSON (PUBL)

REGISTRATION STATEMENT ON FORM F-3

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

4.1	Indenture, dated as of May 9, 2012, between the Company and Deutsche Bank Trust Company Americas, as the trustee.

4.2	Form of Debt Securities.*

5.1	Opinion of Simpson Thacher & Bartlett LLP, as to the validity of the debt securities under New York law.

5.2	Opinion of Mannheimer Swartling Advokatbyrå AB, as to certain matters under Swedish law.

12.1	Calculation of ratio of earnings to fixed charges.

23.1	Consent of PricewaterhouseCoopers AB.

23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

23.3	Consent of Mannheimer Swartling Advokatbyrå AB (included in Exhibit 5.2).

24.1	Powers of Attorney (included in signature page).

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas.

*	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

SIGNATURE OF ERICSSON

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Kingdom of Sweden on the 27th day of March, 2018.

Telefonaktiebolaget LM Ericsson (publ)

By:	/s/ Börje Ekholm
Name:	Börje Ekholm
Title:	President, Chief Executive Officer and
Director

Each person whose signature appears below constitutes and appoints Börje Ekholm, Carl Mellander and Jonas Stringberg and each of them (with full power in each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all subsequent registration statements, and any or all amendments (including post-effective amendments) to this Registration Statement or any such subsequent registration statement, and to file such subsequent registration statements and such amendments, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons, in the capacities indicated, on March 27, 2018.

Signature	Title

/s/ Börje Ekholm	President, Chief Executive Officer and Director
Börje Ekholm

/s/ Carl Mellander	Senior Vice President, Chief Financial Officer and Head of Finance and Common Functions
Carl Mellander

/s/ Jonas Stringberg	Vice President, Group Controller
Jonas Stringberg

/s/ Leif Johansson	Chairman of the Board of Directors
Leif Johansson

/s/ Helena Stjernholm	Director
Helena Stjernholm

/s/ Jacob Wallenberg	Director
Jacob Wallenberg

/s/ Jon Fredrik Baksaas	Director
Jon Fredrik Baksaas

Signature	Title

/s/ Jan Carlson	Director
Jan Carlson

/s/ Nora Denzel	Director
Nora Denzel

/s/ Eric A. Elzvik	Director
Eric A. Elzvik

/s/ Kristin Skogen Lund	Director
Kristin Skogen Lund

/s/ Kristin S. Rinne	Director
Kristin S. Rinne

/s/ Sukhinder Singh Cassidy	Director
Sukhinder Singh Cassidy

/s/ Kjell-Åke Soting	Director
Kjell-Åke Soting

/s/ Roger Svensson	Director
Roger Svensson

/s/ Torbjörn Nyman	Director
Torbjörn Nyman

/s/ Anders Ripa	Director
Anders Ripa

/s/ Loredana Roslund	Director
Loredana Roslund

/s/ Karin Åberg	Director
Karin Åberg

/s/ John Moore	Ericsson’s authorized representative in the United States
John Moore